                                                                   Exhibit 10.25

                        FORM OF SECURED PROMISSORY NOTE
                        -------------------------------

$___________                                               _______________, ____


     _______________ ("Obligor"), for value received, hereby promises to pay to the order of Security Capital Industrial Trust, a Maryland real estate investment trust ("Obligee"), the principal sum of _______________ ($__________) together with any accrued but unpaid interest from the date hereof payable on the earliest of (i) __________ __, ____ or (ii) 90 days after the date Obligor terminates employment with Obligee for any reason other than death, Disability, Retirement or Cause (each as defined in the Security Capital Industrial Trust 1997 Long-Term Incentive Plan (the "Plan")), provided such termination is not following a Change in Control (as defined in the Plan), or (iii) 180 days after the date Obligor's employment with Obligee is terminated by the Obligee following a Change in Control for reasons other than Cause, or (iv) 365 days after the date Obligor terminates employment with the Obligee by reason of death, Disability or Retirement, or (v) the date that the Purchased Shares are sold or the date that the Obligor's employment with Obligee is terminated for Cause.

     Obligor shall use the proceeds of the loan to purchase ____________ common shares of beneficial interest of the Obligee (the "Shares") under the Plan (the "Purchased Shares"). This Note is secured by the Collateral (as defined in the Pledge Agreement dated as of the date hereof between Obligor and Obligee) and the holder thereof is entitled to the benefits of such Collateral and Pledge Agreement. The Purchased Shares shall be subject to a vesting period expiring on the first anniversary of the date hereof (the "Vesting Date"). If Obligor's employment with Obligee is terminated, for any reason other than death or Disability (as defined in the Plan), prior to the Vesting Date, Obligee shall purchase the Purchased Shares from Obligor at the then Fair Market Value (as defined in the Plan) of such shares. If such amount is equal to or greater than the outstanding principal and unpaid interest then due under this Note, the Obligee shall pay the purchase price by tendering the outstanding principal and interest amount of this Note to Obligor and a certified check for any remaining amount due in payment of the purchase price of the Shares. If such amount is less than the outstanding principal and unpaid interest, Obligor shall promptly tender a certified check for any remaining amount due in payment of this Note.

     Interest on the unpaid principal amount outstanding hereunder shall accrue at the lower of (i) 6% per annum or (ii) the current annual dividend of a Share divided by the Fair Market Value of a Share on the date the Purchased Shares were purchased by the Obligor. The interest rate hereunder shall be adjusted as of each January 1 to reflect the then applicable rate pursuant to the preceding sentence and such rate shall be effective until next adjusted in accordance with the provisions hereof. Accrued interest shall be due and payable on each quarterly dividend payment date with respect to Shares until payment of the Note in full. Interest shall be computed for the actual number of days elapsed on the basis of a 365-day year.

     If as of any dividend payment date, the amount of the dividend payment received with respect to the Purchased Shares is greater than the interest payment due as of such dividend payment date, a principal payment shall be due and payable as of such dividend payment date in an amount equal to the excess of the dividend payment received with respect to the Purchased Shares over the interest payment due as of such date.

     Payments of principal and interest shall be made on or before the respective due dates thereof in lawful money of the United States of America at the address specified herein or at such other place or places as Obligee may from time to time designate in writing. Payments delivered by registered or certified mail, postage prepaid, properly addressed and return receipt requested, shall be deemed made the date postmarked.

     If Obligor defaults in making any payment of interest or principal hereunder when due and such default continues for a period of 10 days after delivery of notice thereof to Obligor, Obligee may declare the entire unpaid balance of this Note to be immediately due and payable and such entire unpaid balance shall thereupon become immediately due and payable; provided, however, such balance shall not become due and payable if Obligor's failure to make such payment is a result of Obligee's failure to make the dividend payment due on any quarterly dividend payment date.

     This Note may be prepaid in whole or in part at any time and from time to time, without premium, penalty or notice to Obligee.

     All notices, certificates and other communications ("Notices") hereunder shall be in writing and may be either delivered personally, by nationally recognized express courier for overnight delivery, or by facsimile (with request for assurance of receipt in a manner appropriate with respect to communications of that type, provided that a confirmation copy is concurrently sent by a nationally recognized express courier for overnight delivery) or mailed, postage prepaid, by certified or registered mail, return receipt requested, addressed as follows:

     If to Obligee:          Security Capital Industrial Trust
                             14100 East 35th Place
                             Aurora, Colorado 80011
                             Attn: K. Dane Brooksher

     With Copy To:           Security Capital Industrial Trust
                             125 Lincoln Avenue
                             Santa Fe, NM 87501
                             Attn: Jeffrey A. Klopf

     If to Obligor:          [name of Obligor]

     Notices delivered personally or by facsimile shall be effective on the date of such delivery or transmission, Notices delivered by a nationally recognized express courier for overnight delivery shall be deemed to have been made one day following the date so mailed and all other Notices delivered hereunder shall be effective five days following the date so mailed. Obligee and Obligor may, by Notice given hereunder, designate any further or different addresses to which subsequent Notices shall be sent.

     This Note shall be governed exclusively by and construed in accordance with the internal laws of the State of Maryland.

     IN WITNESS WHEREOF, Obligor has caused this Note to be executed as of the date first above written.


                                       /s/
                                       --------------------
                                       Name

SECURITY CAPITAL INDUSTRIAL TRUST

By: /s/
    --------------------
    K. Dane Brooksher
Its: Co-Chairman & Chief Operating Officer

                           FORM OF PLEDGE AGREEMENT

     THIS PLEDGE AGREEMENT (as amended or otherwise modified from time to time, this "Agreement") is made and entered into as of this __th day of _____________, ____, by and between ______________________, an individual residing in _________
("Pledgor"), and SECURITY CAPITAL INDUSTRIAL TRUST, a Maryland real estate investment trust ("Pledgee").


                             W I T N E S S E T H:

     WHEREAS, Pledgee made a loan to Pledgor in the amount of $____________, as evidenced by a promissory note dated ____________, ____, in the original principal amount of $___________ by Pledgor in favor of Pledgee (as amended or otherwise modified, renewed or extended from time to time, the "Note") in order to enable Pledgor to purchase _________ common shares of beneficial interest of Pledgee (the "Purchased Shares"), currently evidenced by certificate number _________________; and

     WHEREAS, Pledgor and Pledgee desire to enter into this Agreement in order to enable Pledgor to provide security for the payment and performance of all obligations of Pledgor to Pledgee under the Note (the "Liabilities");

     NOW, THEREFORE, for and in consideration of the loan made by Pledgee to Pledgor, as evidenced by the Note (including any renewal or extension thereof), and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged by Pledgor and Pledgee, the parties hereto agree as follows:

                               GRANT AND PLEDGE
                               ----------------

     To secure the due and punctual payment and performance of all the Liabilities of Pledgor to Pledgee, its successors and assigns, howsoever created, arising or evidenced, whether direct or indirect, absolute or contingent, or now or hereafter existing, or due or to become due, Pledgor hereby pledges, hypothecates, assigns, transfers, sets over and delivers unto Pledgee, and hereby grants to Pledgee, a security interest in and to, the following (collectively, the "Collateral"): (a) the Purchased Shares, all of the certificates and/or instruments representing or evidencing the Purchased Shares, and all cash, securities, rights and other property at any time and from time to time received, receivable or otherwise distributed in respect of or in exchange for any or all of such Purchased Shares, other than warrants received with respect to the Purchased Shares to purchase shares of Class B Common Stock, $0.01 par value, of Security Capital Group Incorporated (SCG) as described in the Merger and Issuance Agreement dated as of March 24, 1997, as amended, by and between the Pledgee and SCG; (b) all other property hereafter delivered in substitution for or in additional to any of the foregoing, all certificates and instruments representing or evidencing such property, and all cash, securities, interest, rights and other property at any time and from time to time received, receivable or otherwise distributed in respect of or in exchange for any or all thereof; and (c) all proceeds of the foregoing.

              PLEDGOR AND PLEDGEE ADDITIONALLY AGREE AS FOLLOWS:

1.   Agreements:


          (a) Pledgor agrees to execute such documents and such stock powers and other instruments of transfer and assignment relating to the Collateral and do such other acts and things, all as Pledgee may from time to time request to establish and maintain a valid lien upon and security interest in the Collateral (free of all other liens, claims and rights of third parties whatsoever) to secure payment of the Liabilities. Without limiting the generality of the foregoing, all certificates or instruments representing or evidencing the Collateral shall, promptly after receipt by Pledgor be delivered to Pledgee, or, if Pledgee so directs, any agent or nominee of Pledgee.

          (b) Pledgor covenants and agrees not to sell, transfer or otherwise dispose of all or any part of the Collateral without the prior written consent of Pledgee.

          (c) Pledgor agrees after any Event of Default (as hereinafter defined) shall have occurred and be continuing and Pledgee has notified Pledgor of Pledgee's intention to exercise its voting power under this clause (c): (i) Pledgee may exercise (to the exclusion of Pledgor) the voting power and all other incidental rights of ownership with respect to any shares of capital stock or other equity securities or beneficial interests constituting Collateral and Pledgor hereby grants Pledgee an irrevocable proxy, exercisable under such circumstances, to vote such Collateral; and (ii) promptly to deliver to Pledgee such additional proxies and other documents as may be necessary to allow Pledgee to exercise such voting power. Pledgee agrees that unless an Event of Default shall have occurred and be continuing and Pledgee shall have given the notice referred to in this clause (c), Pledgor shall have the exclusive voting power with respect to any shares of capital stock or other equity securities or beneficial interests constituting Collateral and Pledgee shall, upon the written request of Pledgor, promptly deliver such proxies and other documents, if any, as shall be reasonably requested by Pledgor which are necessary to allow Pledgor to exercise voting power with respect to any such shares of capital stock or other equity securities constituting Collateral; provided, however, that no vote shall be cast, or consent, waiver, or ratification given, or action taken by Pledgor that would impair any Collateral or be inconsistent with or violate any provision of this Agreement or the Note.

          (d) Pledgee shall be entitled to receive on behalf of Pledgor any and all cash dividends, interest and other similar distributions of any and every kind declared, paid or distributed with respect to the Collateral in the ordinary course of business (other than liquidating distributions) which shall be applied to the payment of the Liabilities as provided in the Note; provided, however, any dividends received with respect to the Collateral in the form of Common Stock shall be held as additional Collateral. To the extent that the Pledgee determines it necessary or desirable to effect the foregoing provisions of this paragraph (d), the Pledgor shall execute a Power of Attorney in favor of the Pledgee.

     2.  Events of Default.

         (a) The occurrence of any of the following shall constitute an Event of Default hereunder: (1) failure of Pledgor to perform any of its agreements contained herein or (ii) failure of Pledgor to perform any of its agreements contained in the Note (subject to any grace period contained therein, if any).

         (b) Upon the occurrence of an Event of Default: (i) Pledgee may exercise from time to time any rights and remedies available to it under the Uniform Commercial Code as in effect from time to time in __________ or otherwise available to it; and (ii) Pledgee may, after giving Pledgor at least 10 days' notice of its intention to do so, appropriate and apply the Collateral toward the payment of the Liabilities, in such order and application as is set forth hereinbelow. Any notification of intended disposition of any of the Collateral, if mailed, shall be deemed reasonable and properly given if mailed at least 10 days before such disposition, postage prepaid, addressed to Pledgor at the address of Pledgor appearing in the Note. Any proceeds of any disposition of Collateral may be applied by Pledgee to the payment of expenses in connection with the Collateral, including reasonable attorneys' fees and legal expenses, and any balance of such proceeds may be applied by Pledgee to the payment of expenses in connection with the Collateral, including reasonable attorneys' fees and legal expenses, and any balance of such proceeds may be applied by Pledgee toward the payment of the Liabilities in such order and application as is set forth in Section 3 hereinbelow. No delay on the part of Pledgee in the exercise of any right or remedy shall operate as a waiver thereof, and no single or partial exercise by Pledgee of any right or remedy shall preclude other or further exercise thereof or the exercise of any other right or remedy.

     3. Application of Proceeds of Sale or Cash Held as Collateral. Any and all proceeds received by Pledgee at any time or from time to time pursuant to this Agreement or as proceeds of any of the Collateral shall be applied by Pledgee as follows:

         First: to payment of the reasonable costs and expenses in enforcing this Agreement and collecting on the Collateral, including, without limitations, the expenses of collecting such proceeds through legal proceedings to enforce this Agreement, the reasonable out-of-pocket expenses of Pledgee and the reasonable fees and out-of-pocket expenses of counsel employed in connection therewith.

         Second: to the payment of amounts owing on Liabilites in such order as Pledgee may determine; and

         Third: the balance, if any, of such proceeds shall be paid to Pledgor, and Pledgor's successors and assigns.

         Upon payment in full of all Liabilities and satisfaction of all amounts owing to Pledgee by Pledgor, Pledgee shall release its lien in its Collateral and cooperate with Pledgor in the transfer back to Pledgor of the Collateral that Pledgor had transferred into the name of Pledgee, to the extent not sold or otherwise disposed of.

     4. Authority of Pledgee. Pledgee shall have, and be entitled to exercise, all such powers hereunder as are specifically delegated to it by the terms hereof, together with such powers as are appropriately incidental thereto, and may execute any of its duties hereunder by or through agents or employees. Pledgor hereby agrees to reimburse Pledgee for all expenses reasonably incurred by it in connection with the enforcement of this Agreement.

     5. Continuing Agreements. This Agreement shall in all respects be a continuing agreement and shall remain in full force and effect until all Liabilities have been paid in full in cash and all amounts owing to Pledgee by Pledgor have been satisfied.

     6. Notices. Any notice authorized or required by this Agreement shall be sufficiently given if addressed to the receiving party and hand delivered or sent by mail or facsimile to the individuals at the addresses specified in the Note or to such other person or persons as the receiving party may from time to time designate in writing. Such notice shall be effective upon receipt.

     7. Successors. This Agreement, and the terms, covenants and conditions hereof, shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns.

     8.   Miscellaneous.

          (a) Neither this Agreement nor any provision hereof may be amended, modified, waived, discharged or terminated, except by an instrument in writing duly signed by or on behalf of Pledgor and Pledgee.

          (b) The Section headings used herein are for convenience of reference only and shall not define or limit the provisions of this Agreement.

          (c) In addition to any other warranties heretofore and hereafter made by Pledgor, Pledgor hereby warrants to Pledgee that Pledgor is, and at all times while the Collateral secures the Liabilities will be, the lawful owner of the Collateral, free of all claims and liens other than the rights of Pledgee with respect thereto, with full right and power to grant a lien upon and security interest in, and to deliver, pledge, assign and transfer, the Collateral to Pledgee, subject to the security interest of Pledgee hereunder.

          (d) Pledgee shall exercise reasonable care in the custody and protection of the Collateral. Pledgee shall be deemed to have exercised reasonable care if it takes action for that purpose as Pledgor shall request in writing; provided, however, a failure of Pledgee (i) to comply with any such written request, or (ii) to preserve or protect any rights with respect to the Collateral against prior parties, shall not of itself be deemed a failure to exercise reasonable care in the custody or preservation of the Collateral.

          (e) All obligations of Pledgor, and all rights, powers and remedies of Pledgee, expressed herein shall be in addition to, and not in limitation of, those provided by law or in any written agreement or instrument (other than this Agreement) relating to any of the Liabilities or any security therefor. In addition to all other rights possessed by it, Pledgee may upon the occurrence of an Event of Default and lapse of any applicable cure period take any or all of the following actions: (i) transfer all or any part of the Collateral into the name of Pledgee or its nominee, with or without disclosing that the Collateral is subject to the lien and security interest hereunder; provided that aggregate fair market value of such transferred Collateral will not exceed the amount of the Liabilities plus a reasonable cushion to defray and pay for costs associated with disposition of the Collateral and other charges that Pledgor has agreed to Pay; (ii) notify any obligors on any of the Collateral to make payment to Pledgee of any amounts due or to become due with respect thereto; (iii) enforce collection of any of the Collateral by suit or otherwise, or surrender or release all or any part thereof; and (iv) take control of any proceeds of any of the Collateral.

          (f) Pledgee may, furthermore, from time to time, after an Event of Default, at its sole discretion and without notice to Pledgor, take any or all of the following actions: (i) retain or obtain a security interest in any property of any other persons, in addition to the Collateral to secure any of the Liabilities (ii) retain or obtain the primary or secondary obligations of any obligor or obligors, in addition to Pledgor, with respect to any of the Liabilities, or release or compromise any obligation of any nature of any obligor with respect to any of the Liabilities; (iii) extend or renew for one or more periods (whether or not longer than the original period), alter or exchange any of the Liabilities, or release or compromise any obligation of any nature of any obligor with respect to any of the Liabilities; (iv) release its security interest in, or surrender, release or permit any substitution or exchange for, all or any part of any property securing any of the Liabilities, or extend or renew for one or more periods (whether or not longer than the original period) or release, compromise, alter or exchange any obligations of any nature of any obligor with respect to any such property; and (v) resort to the Collateral (or any part or portion thereof) for payment of any of the Liabilities, whether or not Pledgee shall have resorted to any other property securing any of the Liabilities or shall have proceeded against Pledgor or against any other obligor primarily or secondarily obligated with respect to any of the Liabilities.

          (g) Pledgor agrees that in any sale of the Collateral whenever an Event of Default shall have occurred and be continuing, Pledgee is authorized to comply with any restriction in connection with the sale as its counsel advises it is necessary in order to avoid any violation of applicable law, or in order to obtain any required approval of the sale by any governmental regulatory authority or official. In this regard, Pledgor agrees that such compliance will not cause the sale to be considered not to have been made in a commercially reasonable manner.

          (h) In the event that the proceeds of any sale or other disposition are not sufficient to pay the Liabilities in full, Pledgor shall remain liable to Pledgee for any deficiencies.

          (i) Pledgor agrees that any amount advanced by Pledgee to protect the Collateral and any reasonable costs or expense (including reasonable attorneys' fees) incurred in enforcing Pledgee's rights hereunder shall be added to the Liabilities secured by the Collateral.

     9. Counterparts. This Agreement may be executed in as many counterparts as may be deemed necessary or convenient, and by the different parties hereto on separate counterparts, each of which, when so executed, shall be deemed an original but all such counterparts shall constitute but one and the same instrument.

     10. Governing Law; Interpretation. This Agreement shall be governed by the internal laws of the State of Maryland. Wherever possible, each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement shall be prohibited by or invalid under such law, such provision shall be ineffective to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Agreement.

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered on the date first above written.


                                       SECURITY CAPITAL INDUSTRIAL TRUST

                                       /s/
                                       ----------------------------------------
                                       K. Dane Brooksher
                                       Co-Chairman & Chief Operating Officer




                                       /s/
                                       ----------------------------------------
                                       (Name)



                                  Attachment
                                  ----------

     The following persons have executed secured promissory notes with SCI in a form which, except as set below, is the same as that set forth above in Exhibit
10.25 in all material respects.


Name               Principal Amount     Due Date           Interest Rate
----------------   ----------------     -----------------  -------------
K. Dane Brooksher        $1,904,946     September 8, 2007      (1)
Irving F. Lyons III      $1,904,946     September 8, 2007      (1)
Walter C. Rakowich         $952,473     September 8, 2007      (1)
John W. Seiple Jr.         $952,473     September 8, 2007      (1)
Robert J. Watson         $1,142,955     September 8, 2007      (1)

(1) Interest on the unpaid principal amount outstanding hereunder shall accrue at the lower of (i) 6% per annum or (ii) the current annual dividend of a Share divided by the Fair Market Value of a Share on the date the Purchased Shares were purchased by the Obligor.